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                                                                    EXHIBIT 4(j)


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                          THE WILLIAMS COMPANIES, INC.

                                       AND

                          BANK ONE TRUST COMPANY, N.A.,

                                   as Trustee




                          Fourth Supplemental Indenture
                          Dated as of January 17, 2000
                                       To
                                    Indenture
                          Dated as of November 10, 1997


                     Putable Asset Term Securities ("PATS")
                        Putable/Callable January 15, 2006


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                  FOURTH SUPPLEMENTAL INDENTURE, dated as of January 17, 2001
(this "Fourth Supplemental Indenture"), between THE WILLIAMS COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), having its principal office at One Williams Center, Tulsa, Oklahoma 74172, and BANK ONE TRUST COMPANY, N.A. (successor in interest to THE FIRST NATIONAL BANK OF CHICAGO), as Trustee (the "Trustee") under the Indenture dated as of November 10, 1997 between the Issuer and the Trustee (the "Original Indenture").

                             Recitals of the Issuer

                  WHEREAS, the Issuer has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its senior, unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Original Indenture provided;

                  WHEREAS, pursuant to the terms of the Original Indenture, the Issuer desires to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of a new series of its Securities designated as Putable Asset Term Securities, Putable/Callable January 15, 2006 (herein called the "PATS") under the Original Indenture in the aggregate principal amount of $400,000,000;

                  WHEREAS, all things necessary to make the PATS, when executed by the Issuer and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth, against payment therefor, the valid, binding and legal obligations of the Issuer and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done;

                  Now, Therefore, This Fourth Supplemental Indenture Witnesseth that for, and in consideration of, the premises and covenants contained in the Original Indenture and this Fourth Supplemental Indenture and the purchase of the PATS by the Holders thereof, it is mutually agreed and covenanted, for the equal and proportionate benefit of all Holders of the PATS, as follows:

                                   ARTICLE ONE

                                  DEFINED TERMS

                  Section 1.1. Defined Terms. Except as otherwise expressly provided in this Fourth Supplemental Indenture or in the form of PATS set forth in Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Security that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this Fourth Supplemental Indenture, is hereafter referred to as the "Indenture."


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                                   ARTICLE TWO

                                TERMS OF THE PATS

                  Section 2.1. Establishment of the PATS. There is hereby authorized a series of Securities designated the Putable Asset Term Securities, Putable/Callable January 15, 2006, limited in aggregate principal amount to $400,000,000 (except as provided in Section 2.3(2) of the Indenture). The PATS shall be substantially in the form set forth in Exhibit A hereto and shall include substantially the legends set forth on the face of the form of PATS.

                  Section 2.2. Terms of the PATS. The terms and provisions of the PATS as set forth in Exhibit A are hereby incorporated in and expressly made part of this Fourth Supplemental Indenture.

                  The PATS will mature and the principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on January 15, 2016; provided, however, that this scheduled maturity date may be extended by the length of the Floating Rate Period, if any, in which case the PATS will mature not later than January 15, 2017.

                  The PATS shall bear interest as provided in the form of PATS set forth in Exhibit A.

                  The amount of interest payable on the PATS will be computed on the basis of a 360-day year consisting of twelve 30-day months, except that the interest accruing during the Floating Rate Period, if any, will be computed on the basis of the actual number of days in such period over a 360-day year.

                  Payment of the principal of (and premium, if any) and interest on the PATS will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Issuer payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Trustee at least 15 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the registry books of the Issuer.

                  In certain circumstances described in the form of PATS set forth in Exhibit A hereto, the Trustee will be required, for and on behalf of the Holders of the PATS, to exercise the option to put the PATS to the Issuer. The Put Option referred to in the form of PATS attached as Exhibit A hereto shall be exercised by the Trustee by the delivery by hand or facsimile transmission of the form of notification attached hereto as Appendix C.

                  Initially the PATS will be issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depositary for the PATS), and may bear such legends as DTC may reasonably request. So long as the PATS


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are held solely in global form, the Regular Record Date shall be the Business
Day immediately preceding the relevant Interest Payment Date; if the PATS are registered in the names of additional Holders, the Issuer shall have the right to select a Regular Record Date for such PATS, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the PATS are outstanding in global form registered in the name of DTC or its nominee, all payments of principal (and premium, if any) and interest will be made by the Issuer in immediately available funds. In case the Issuer shall be required to repurchase the PATS held by DTC or its nominee, the Issuer will deliver the required payment amount to the Trustee (which will effect such payment by book entry through DTC) by 9 a.m. New York time on the applicable Coupon Reset Date against delivery through DTC of such PATS.

                  No service charge shall be made for the registration of transfer or exchange of the PATS; provided, however, that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

                  The PATS shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Issuer.

                  The PATS shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 over such denomination.

                                  ARTICLE THREE

                                SUNDRY PROVISIONS

                  Section 3.1. Execution, Authentication and Delivery of the PATS. PATS in the aggregate principal amount of $400,000,000 may, upon execution of this Fourth Supplemental Indenture, or from time to time thereafter, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said PATS upon a Issuer Order without any further action by the Issuer.

                  Section 3.2. Assignment of the Call Option. UBS AG, acting through its London Branch, will acknowledge the assignment by the Issuer of the Call Option to UBS AG by providing a letter substantially in the form of Appendix A hereto.

                  Section 3.3. Calculation Agent. UBS Warburg LLC shall acknowledge its appointment as Calculation Agent by providing a letter substantially in the form of Appendix B hereto.

                  Section 3.4. Paying Agent and Security Registrar. Bank One Trust Company, N.A. will be the paying agent and registrar for the PATS.

                  Section 3.5. Supplemental Indenture. The Issuer and the Trustee shall not enter into any supplemental indenture pursuant to Sections 8.1 and 8.2 of the Original Indenture that


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would modify, amend or eliminate any provision of the PATS that materially adversely affects the interest of the Callholder or the Calculation Agent without the prior written consent of the Callholder or the Calculation Agent, as the case may be.

                  Section 3.6. Trustee Not Responsible for Recitals. The recitals contained in this Fourth Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

                  Section 3.7. Incorporation of Indenture. The Original Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  Section 3.8. Governing Law. This Fourth Supplemental Indenture shall be deemed a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

                  Section 3.9. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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                  In Witness Whereof, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                     THE WILLIAMS COMPANIES, INC.

                                     By:   /s/ Deborah S. Fleming
                                        ----------------------------------
                                          Name: Deborah S. Fleming
                                          Title:   Assistant Treasurer



                                     BANK ONE TRUST COMPANY, N.A.,
                                          as Trustee

                                     By:   /s/ Benita A. Pointer
                                        -------------------------------------
                                          Name:  Benita A. Pointer
                                          Title:    Account Executive


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                                                                       EXHIBIT A


                                 (FORM OF PATS)


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                                                                      APPENDIX A

                                                     January 17, 2001

                                 Acknowledgment


The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Bank One Trust Company, N.A.
One Bank One Plaza
Chicago, IL 60670-0126

Ladies and Gentlemen:

         Reference is made to the Indenture dated as of November 10, 1997, as supplemented by the Fourth Supplemental Indenture (the "Supplemental Indenture") dated as of January 17, 2001 (as supplemented, the "Indenture") between The Williams Companies, Inc., a Delaware corporation, and Bank One Trust Company, N.A., as Trustee, in connection with the offering of $400,000,000 aggregate principal amount of 6.75% Putable Asset Term Securities, Putable/Callable January 15, 2006. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

         The undersigned hereby acknowledges the assignment of the Call Option by the Issuer.

                                         Very truly yours,

                                         UBS AG, acting through its London
                                         Branch


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


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                                                                      APPENDIX B

                                                     January 17, 2001

                                 Acknowledgment


The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Bank One Trust Company, N.A.
One Bank One Plaza
Chicago, IL 60670-0126

Ladies and Gentlemen:

         Reference is made to the Indenture dated as of November 10, 1997, as supplemented by the Fourth Supplemental Indenture (the "Supplemental Indenture") dated as of January 17, 2001 (as supplemented, the "Indenture") between The Williams Companies, Inc., a Delaware corporation, and Bank One Trust Company, N.A., as Trustee, in connection with the offering of $400,000,000 aggregate principal amount of 6.75% Putable Asset Term Securities, Putable/Callable January 15, 2006. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

         The undersigned hereby acknowledges its obligations as Calculation Agent under the Indenture.

                                         Very truly yours,

                                         UBS Warburg LLC


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


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                                                                      APPENDIX C

                                                     [         ], 200[ ]

                Form of Put Notice to be Delivered by the Trustee
                 To the Company Upon Exercise of the Put Option


The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Attention: Treasurer

         Bank One Trust Company, N.A., as Trustee for The Williams Companies' $400,000,000 aggregate principal amount of 6.75% Putable Asset Term Securities Putable/Callable January 15, 2006, issued under the Indenture dated as of November 10, 1997, as supplemented by a first supplemental indenture dated as of September 8, 2000 and a fourth supplemental indenture dated as of January 17, 2001 (the "Fourth Supplemental Indenture") hereby gives notice of the Put Option (as defined in the Fourth Supplemental Indenture) pursuant to Section 2.2 of the Fourth Supplemental Indenture.

                                      Bank One Trust Company, N.A.


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                                       Authorized Officer


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